Exhibit 6.5

Incentive Stock Option Agreement
under the Jet Token Inc.
Amended and Restated 2018 Stock Option and Grant Plan

Name of Optionholder:	George Murnane	(the “Optionholder”)
Original Quantity:	2,700,000	Shares of Common Stock
Grant Date:	September 23, 2019	(the “Grant Date”)
Grant Expiration:	September 23, 2029	(the “Grant Expiration”)
Exercise Price /Share:	$0.06	(the “Exercise Price”)

Pursuant to the Jet Token Inc. Amended and Restated 2018 Stock Option and Grant Plan (the “Plan”) Jet Token Inc., a Delaware corporation (together with all successors thereto, the “Company”), hereby grants to the Optionholder, who is an Eligible Person under the terms of the Plan, an option to purchase (this “Stock Option”), on or prior to the Grant Expiration (or such earlier date as provided in Section 3 below), all or any part of the number of shares of Common Stock of the Company indicated above (the “Underlying Shares,” with such shares once issued being referred to herein and in the Plan as “Option Shares”) at the Exercise Price per share indicated above.

Notwithstanding anything in this Incentive Stock Option Agreement (the “Agreement”) to the contrary, this Stock Option and any Option Shares shall be subject to, and governed by, all the terms and conditions of the Plan, including, without limitation, Section 9 thereof concerning certain restrictions on transfer of Option Shares and related matters. To the extent there is any inconsistency between the terms of the Plan and of this Agreement, the terms of the Plan shall control.

All capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings given such terms in the Plan.

1.            Vesting and Exercisability. No portion of this Stock Option may be exercised until such portion shall have vested and become exercisable. Except as set forth in the Plan, this Stock Option shall vest and become exercisable in accordance with the vesting schedule set forth in Carta.

2.            Exercise of Stock Option. Prior to the Grant Expiration (or such earlier date provided in Section 3 below), the Optionholder may exercise this Stock Option by delivering a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Underlying Shares with respect to which this Stock Option is exercisable at the time of such notice.

3.            Termination of Service Relationship. Upon the Optionholder’s Termination of Service (as defined in the Plan), the period within which the Optionholder may exercise this Stock Option shall be subject to earlier termination as set forth below:

(a)           Termination of Service Due to Death or Disability. If the Optionholder has a Termination of Service due to such Optionholder’s death or disability (as defined in Section 22(e)(3) of the Code), this Stock Option may be exercised, to the extent exercisable on the date of such Termination of Service, by the Optionholder or by the Optionholder’s beneficiary, legal representative or legatee for a period of twelve (12) months from the date of such Termination of Service or until the Grant Expiration, if earlier.

(b)           Termination for Cause. If the Optionholder’s Termination of Service is initiated by the Company (or by any Parent or Subsidiary of the Company) for Cause, all Options (whether unvested or vested) shall terminate immediately.

(c)           Other Termination. If the Optionholder has a Termination of Service for any reason other than death or disability or for Cause, this Stock Option may be exercised, to the extent exercisable on the date of such Termination of Service, by the Optionholder for a period of three (3) months from the date of such Termination of Service or until the Grant Expiration, if earlier.

(d)           Treatment of Unvested Options on Termination of Service. Any portion of this Stock Option that is not exercisable on the date of such Optionholder’s Termination of Service, for any reason, shall terminate immediately and be null and void and of no further force and effect.

(e)           No Accelerated Vesting. Notwithstanding Section 4(a)(iv) or Section 4(b) of the Plan, no unvested Options or Shares of Restricted Stock held by the Optionholder shall become vested and exercisable following a Sale Event and termination of service.

4.            Status of Stock Option. This Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Code. Notwithstanding the foregoing, this Stock Option shall cease to qualify for “incentive stock option” treatment under Section 422 of the Code unless the Optionholder is an employee of the Company or a Parent or Subsidiary of the Company at all times during the period commencing on the date of Grant Date and ending (i) on the day three (3) months prior to the date the Option is exercised or (ii) if the Optionholder is disabled (within the meaning of Section 22(e)(3) of the Code), on the day that is one year prior to the date the Option is exercised.

5.            Miscellaneous Provisions.

(a)           Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionholder; provided, however, that the consent of the Optionholder to an amendment or modification to this Agreement shall not be required for any amendment (i) which does not adversely affect the rights of the Optionholder, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of this Agreement as a result of any new applicable law or change in an existing applicable law.

(b)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to conflict of law principles.

(c)           Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionholder shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

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(d)           Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

JET TOKEN INC.

By:	/s/ Michael Winston

Name:	Michael Winston

Title:	Executive Chairman

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof, and understands that the Stock Option granted hereby is subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions thereof and of the Plan hereby agreed to, by the undersigned as of the date first above written.

OPTIONHOLDER:

By:	/s/ George Murnane
(signature)

Print Optionholder Name:		George Murnane

Address of Optionholder:		2522 East Marshall Avenue

continued address:		Phoenix, AZ 85016

Designated Beneficiary:		Gretchen Alexander

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Appendix A

STOCK OPTION EXERCISE NOTICE

Jet Token Inc.

Attention: Stock Administration

[address]

[address]

Pursuant to the terms of the stock option agreement between myself and Jet Token Inc. (the “Company”) dated ______ (the “Agreement”), under the Company’s Amended and Restated 2018 Stock Option and Grant Plan, I, [Insert Name] ______________, hereby [Circle One] partially/fully exercise such Stock Option by including herein payment in the amount of $_____ representing the purchase price for [Fill in number of Underlying Shares] ________ Option Shares. I have chosen the following form(s) of payment:

☐	certified or bank check payable to Jet Token Inc.

☐	other (as described in the Plan (please describe)): __________________________

In connection with my exercise of the Stock Option as set forth above, I hereby represent and warrant to the Company as follows:

(i)            I am purchasing the Option Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(ii)           I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

(iii)          I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Option Shares and to make an informed investment decision with respect to such purchase.

(iv)          I can afford a complete loss of the value of the Option Shares and am able to bear the economic risk of holding such Option Shares for an indefinite period of time.

(v)           I understand that the Option Shares may not be registered under the Securities Act of 1933 (it being understood that the Option Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). I further acknowledge that certificates representing Option Shares will bear restrictive legends reflecting the foregoing.

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(vi)          I understand and agree that the Option Shares when issued will continue to be subject to the Plan, including Section 9 thereof.

Sincerely yours,

OPTIONHOLDER:

By:
(signature)

Print Optionholder Name:	George Murnane

Address of Optionholder:

continued address:

Designated Beneficiary:

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Incentive Stock Option Agreement
under the Jet Token Inc.
Amended and Restated 2018 Stock Option and Grant Plan

(Qualified Offering Options)

Name of Optionholder:	George Murnane	(the “Optionholder”)
Original Quantity:	2,700,000	Shares of Common Stock
Grant Date:	September 23, 2019	(the “Grant Date”)
Grant Expiration:	September 23, 2029	(the “Grant Expiration”)
Exercise Price /Share:	$0.06	(the “Exercise Price”)

Pursuant to the Jet Token Inc. Amended and Restated 2018 Stock Option and Grant Plan (the “Plan”) Jet Token Inc., a Delaware corporation (together with all successors thereto, the “Company”), hereby grants to the Optionholder, who is an Eligible Person under the terms of the Plan, an option to purchase (this “Stock Option”), on or prior to the Grant Expiration (or such earlier date as provided in Section 3 below), all or any part of the number of shares of Common Stock of the Company indicated above (the “Underlying Shares,” with such shares once issued being referred to herein and in the Plan as “Option Shares”) at the Exercise Price per share indicated above.

Notwithstanding anything in this Incentive Stock Option Agreement (the “Agreement”) to the contrary, this Stock Option and any Option Shares shall be subject to, and governed by, all the terms and conditions of the Plan, including, without limitation, Section 9 thereof concerning certain restrictions on transfer of Option Shares and related matters. To the extent there is any inconsistency between the terms of the Plan and of this Agreement, the terms of the Plan shall control.

All capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings given such terms in the Plan.

1.            Vesting and Exercisability. No portion of this Stock Option may be exercised until such portion shall have vested and become exercisable. Except as set forth in the Plan, this Stock Option shall vest and become exercisable upon the closing of an offering of the Company’s securities yielding gross proceeds of at least $10,000,000.00 (a “Qualified Offering”).

2.            Exercise of Stock Option. Prior to the Grant Expiration (or such earlier date provided in Section 3 below), the Optionholder may exercise this Stock Option by delivering a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Underlying Shares with respect to which this Stock Option is exercisable at the time of such notice.

3.            Termination of Service Relationship. Upon the Optionholder’s Termination of Service (as defined in the Plan), the period within which the Optionholder may exercise this Stock Option shall be subject to earlier termination as set forth below:

(a)          Termination of Service Due to Death or Disability. If the Optionholder has a Termination of Service due to such Optionholder’s death or disability (as defined in Section 22(e)(3) of the Code), this Stock Option may be exercised, to the extent exercisable on the date of such Termination of Service, by the Optionholder or by the Optionholder’s beneficiary, legal representative or legatee for a period of twelve (12) months from the date of such Termination of Service or until the Grant Expiration, if earlier.

(b)          Termination for Cause. If the Optionholder’s Termination of Service is initiated by the Company (or by any Parent or Subsidiary of the Company) for Cause, all Options (whether unvested or vested) shall terminate immediately.

(c)          Other Termination. If the Optionholder has a Termination of Service for any reason other than death or disability or for Cause, this Stock Option may be exercised, to the extent exercisable on the date of such Termination of Service, by the Optionholder for a period of three (3) months from the date of such Termination of Service or until the Grant Expiration, if earlier.

(d)          Treatment of Unvested Options on Termination of Service. Any portion of this Stock Option that is not exercisable on the date of such Optionholder’s Termination of Service, for any reason, shall terminate immediately and be null and void and of no further force and effect.

(e)          No Accelerated Vesting. Notwithstanding Section 4(a)(iv) or Section 4(b) of the Plan, no unvested Options or Shares of Restricted Stock held by the Optionholder shall become vested and exercisable following a Sale Event and termination of service.

4.            Status of Stock Option. This Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Code. Notwithstanding the foregoing, this Stock Option shall cease to qualify for “incentive stock option” treatment under Section 422 of the Code unless the Optionholder is an employee of the Company or a Parent or Subsidiary of the Company at all times during the period commencing on the date of Grant Date and ending (i) on the day three (3) months prior to the date the Option is exercised or (ii) if the Optionholder is disabled (within the meaning of Section 22(e)(3) of the Code), on the day that is one year prior to the date the Option is exercised.

5.            Miscellaneous Provisions.

(a)          Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionholder; provided, however, that the consent of the Optionholder to an amendment or modification to this Agreement shall not be required for any amendment (i) which does not adversely affect the rights of the Optionholder, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of this Agreement as a result of any new applicable law or change in an existing applicable law.

(b)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to conflict of law principles.

(c)          Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionholder shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(d)          Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

JET TOKEN INC.

By:	/s/ Michael Winston

Name:	Michael Winston

Title:	Executive Chairman

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof, and understands that the Stock Option granted hereby is subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions thereof and of the Plan hereby agreed to, by the undersigned as of the date first above written.

OPTIONHOLDER:

By:	/s/ George Murnane
(signature)

Print Optionholder Name:		George Murnane

Address of Optionholder:		2522 East Marshall Avenue

continued address:		Phoenix, AZ 85016

Designated Beneficiary:		Gretchen Alexander

Appendix A

STOCK OPTION EXERCISE NOTICE

Jet Token Inc.

Attention: Stock Administration

[address]

[address]

Pursuant to the terms of the stock option agreement between myself and Jet Token Inc. (the “Company”) dated ______ (the “Agreement”), under the Company’s Amended and Restated 2018 Stock Option and Grant Plan, I, [Insert Name] ______________, hereby [Circle One] partially/fully exercise such Stock Option by including herein payment in the amount of $_____ representing the purchase price for [Fill in number of Underlying Shares] ________ Option Shares. I have chosen the following form(s) of payment:

☐	certified or bank check payable to Jet Token Inc.

☐	other (as described in the Plan (please describe)): __________________________

In connection with my exercise of the Stock Option as set forth above, I hereby represent and warrant to the Company as follows:

(i)             I am purchasing the Option Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(ii)            I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

(iii)           I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Option Shares and to make an informed investment decision with respect to such purchase.

(iv)           I can afford a complete loss of the value of the Option Shares and am able to bear the economic risk of holding such Option Shares for an indefinite period of time.

(v)            I understand that the Option Shares may not be registered under the Securities Act of 1933 (it being understood that the Option Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). I further acknowledge that certificates representing Option Shares will bear restrictive legends reflecting the foregoing.

(vi)           I understand and agree that the Option Shares when issued will continue to be subject to the Plan, including Section 9 thereof.

Sincerely yours,

OPTIONHOLDER:

By:
(signature)

Print Optionholder Name:	George Murnane

Address of Optionholder:

continued address:

Designated Beneficiary: